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                                                                   Exhibit 99.07

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

Board of Directors
Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, Massachusetts 01824

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Brooks Automation, Inc. ("Brooks") as Appendix E to the Joint Proxy Statement/Prospectus of Brooks and PRI Automation, Inc. ("PRI") included in the Registration Statement on Form S-4 of Brooks relating to the proposed merger transaction involving Brooks and PRI and reference thereto in such Joint Proxy Statement/Prospectus under the captions "SUMMARY -- Opinions of Financial Advisors -- Opinion of Brooks' Financial Advisor" and "BROOKS AND PRI PROPOSAL NO. 1 APPROVAL OF ADOPTION OF THE MERGER AGREEMENT AND THE MERGER -- THE MERGER -- Opinion of Brooks' Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                      /s/ Credit Suisse First Boston Corporation
                                      --------------------------------------
                                      CREDIT SUISSE FIRST BOSTON CORPORATION

December 18, 2001